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                                                                      EXHIBIT 21


                                  SUBSIDIARIES




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
                                           State or Jurisdiction            Name Under Which
                                              of Incorporation               Does Business
Operating Subsidiaries                        or Organization                (if Different)
----------------------                     ---------------------            ----------------
Code Blazer, Inc.                              Massachusetts
Newton Buying Corp.                            Delaware
NBC Distributors Inc.                          Massachusetts
NBC Merchants, Inc.                            Indiana
NBC Charlotte Merchants, Inc.                  North Carolina
NBC Nevada Merchants, Inc.                     Nevada
T.J. Maxx of Illinois, Inc.                    Illinois                       T.J. Maxx
Marmaxx Operating Corp.                        Delaware                       T.J. Maxx/
                                                                              Marshalls
Marshalls of MA, Inc.                          Massachusetts
New York Department Stores
      de Puerto Rico                           Puerto Rico                    Marshalls
Marshalls of Richfield, MN., Inc.
      (Owner of 39 subsidiaries
      operating Marshalls stores
      in the United States)                    Minnesota                      Marshalls
Marshalls of Nevada, Inc.                      Nevada
Winners Apparel Ltd.                           Ontario, Canada
Winners Investments Limited                    Ontario, Canada
Winners Merchants Ltd.                         Ontario, Canada
Strathmex Corp.                                Delaware
HomeGoods, Inc.                                Delaware
H.G. Merchants, Inc.                           Massachusetts
NBC Apparel, Inc.                              Delaware
TKM Holding Corp.                              Delaware
NBC Apparel                                    United Kingdom                 T.K. Maxx
NBC Apparel Group                              United Kingdom
T.K. Maxx                                      United Kingdom                 T.K. Maxx
NBC Apparel Management Limited                 United Kingdom                 T.K. Maxx

Leasing Subsidiaries

Cochituate Realty, Inc.                        Massachusetts
NBC First Realty Corp.                         Indiana
NBC Second Realty Corp.                        Massachusetts
NBC Fourth Realty Corp.                        Nevada
NBC Fifth Realty Corp.                         Illinois
NBC Sixth Realty Corp.                         North Carolina
NBC 195 Realty Corp.                           New York
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